EXHIBIT 21

Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.
Subsidiaries	State or country of incorporation or organization	Percentage of voting securities	Owned by

Industrial Airsystems, Inc.	Minnesota	100%	Registrant
Manufacturera Mexicana de Partes de Automoviles, S.A. ("Mexpar")	Mexico	100%	Registrant (1)
Modine, Inc.	Delaware	100%	Registrant
Modine Acquisition Corp.	Delaware	100%	Registrant
Modine Aftermarket Holdings, Inc.	North Carolina	100%	Registrant
Modine Asia K.K.	Japan	100%	Registrant
Modine Austria Ges.m.b.H	Austria	100%	Registrant
Modine Holding Ltda. (2)	Brazil	99.9%	Modine, Inc. (3)
Modine National Sales, Ltd.	Canada	100%	Registrant
Modine Climate Systems Inc.	Kentucky	100%	Registrant
Modine Export Sales Corp.	Barbados	100%	Registrant
Modine Foundation, Inc.	Wisconsin	100%	Registrant
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine of Puerto Rico, Inc.	Delaware	100%	Registrant
Radman, Inc.	Michigan	100%	Registrant

Modine Holding GmbH	Germany	100%	Modine, Inc.
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (3)
NRF B.V.	The Netherlands	100%	Modine, Inc.

Modine Climate Systems GmbH	Germany	100%	Modine Climate Systems Inc.

Modine Automobiltechnik GmbH	Germany	100%	Modine Holding GmbH
Modine Bernhausen GmbH	Germany	100%	Modine Holding GmbH
Modine Europe GmbH	Germany	100%	Modine Holding GmbH
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Holding GmbH
Modine Hungaria Kft.	Hungary	100%	Modine Holding GmbH
Modine Kirchentellinsfurt GmbH	Germany	100%	Modine Holding GmbH
Modine Montage GmbH	Germany	100%	Modine Holding GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Holding GmbH
Modine Pontevico S.r.l.	Italy	100%	Modine Holding GmbH
Modine Tubingen GmbH	Germany	100%	Modine Holding GmbH
Modine Uden B.V.	The Netherlands	100%	Modine Holding GmbH

NRF B.V.B.A.	Belgium	100%	NRF B.V.
NRF Deutschland GmbH	Germany	100%	NRF B.V.
NRF Espania S.A.	Spain	100%	NRF B.V.
NRF France SARL	France	100%	NRF B.V.
NRF Handelgesellschaft mbH	Austria	100%	NRF B.V.
NRF Italia SRL	Italy	100%	NRF B.V.
NRF Poland Spolka Z.O.O.	Poland	100%	NRF B.V.
NRF Switzerland AG	Switzerland	100%	NRF B.V.
NRF UK Ltd.	United Kingdom	100%	NRF B.V.

Thermacore International, Inc.	Pennsylvania	100%	Registrant
Thermacore, Inc.	Pennsylvania	100%	Thermacore International, Inc.
Thermal Corp.	Delaware	100%	Thermacore, Inc.
MR 1, Inc.	Pennsylvania	100%	Thermacore, Inc.
Thermacore Korea, Ltd.	Korea	100%	Thermal Corp.
Thermacore Taiwan, Inc.	Taiwan	50% 50%	Thermal Corp. Thermacore, Inc.
Thermacore Europe Limited	United Kingdom	100%	Thermal Corp.

(1) Less than one percent of Mexpar is held by Modine, Inc.
(2) Modine Holding Ltda. Owns a 50% share of Radiadores Visconde S/A, formerly known as Modine do Brasil Ltda.
(3) Balance of voting securities held by the Registrant